                                                                    EXHIBIT 10.2
                                                                LOAN NO. 6517804

                           FOLSOM DEED OF TRUST NOTE

$4,910,000.00                                                     August 2, 2002

        FOR VALUE RECEIVED, WCRI, LLC, a California limited liability company, having its principal place of business at 3000 Sand Hill Road, Building 3 Suite 140, Menlo Park, CA 94025 (hereinafter referred to as "Maker"), promises to pay to the order of JOHN HANCOCK LIFE INSURANCE COMPANY ("John Hancock"), a Massachusetts corporation, its successors and assigns, at its principal place of business at John Hancock Tower, T-56, 200 Clarendon Street, Boston, Massachusetts 02116 (John Hancock and each successor or assign being hereinafter referred to as "Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of Four Million Nine Hundred Ten Thousand and 00/100 Dollars ($4,910,000.00) in lawful money of the United States of America with interest thereon to be computed from the date of disbursement of the loan proceeds at the Applicable Interest Rate (hereinafter defined).

        1. Payment of Principal and Interest. Principal and interest shall be paid as follows:

        a. If the loan proceeds are not disbursed on the first day of a month, then interest only at the Applicable Interest Rate from and including the date of disbursement of the loan proceeds to the first day of the month following such disbursement shall be due and payable in advance on the date of such disbursement;

        b.      Principal and interest is to be paid in installments as follows:
                $32,567.49 on the 1st day of October, 2002, and on the first day of each calendar month thereafter up to and including the 1st day of August 1, 2009; and

        c. The outstanding principal balance and all accrued and unpaid interest thereon and all other sums and fees due under this Note shall be due and payable on September 1, 2009 (the "Maturity Date").

        Interest on the principal balance of this Note shall be calculated on a monthly basis using, as the agreed method of calculation, a three hundred sixty
(360) day year consisting of twelve (12) months of thirty (30) days each; provided, however, that interest for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed during such partial month by a daily rate based upon a three hundred sixty-five (365) day year and the interest rate then due under this Note.

        The term "Applicable Interest Rate" as used in this Note shall mean from the date of disbursement of the loan proceeds through and including the Maturity Date, a rate of 6.97% per annum.



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                               WEST COAST REALTY
                                    (FOLSOM)

        If at any time Payee receives, from Maker or otherwise, any amount applicable to the Debt (hereinafter defined) which is less than all amounts due and payable at such time, Payee may apply that payment to amounts then due and payable in any manner and in any order determined by Payee, in Payee's sole discretion. Payee shall, however, be under no obligation to accept any amount less than all amounts then due and payable. Maker agrees that neither Payee's acceptance of a payment from Maker in an amount that is less than all amounts then due and payable nor Payee's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. This provision shall control notwithstanding any inconsistent direction by Maker or any other obligor hereunder.

        The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under this Note and any of the other Loan Documents (hereinafter defined) (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Payee on the happening of an "Event of Default" as the same is defined in the Folsom Deed of Trust (hereinafter defined). All of the terms, covenants and conditions contained in the Folsom Deed of Trust and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

        2. Prepayment. Except as provided below, Maker may not prepay the loan evidenced by this Note (the "Folsom Loan") in whole or in part.

        On or after the end of the third (3rd) Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents (as defined in the Folsom Deed of Trust), and subject to payment of a prepayment premium equal to 1.00% of the principal balance of this Note immediately prior to such prepayment.

        The Folsom Loan will be open to prepayment without premium on any scheduled payment date during the last ninety (90) days of the term of the Folsom Loan.

        If any notice of prepayment is given, the principal balance of the Folsom Loan and the other sums required pursuant to this Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

        Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.

        No partial prepayment shall be allowed.

        The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.



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        Maker hereby expressly (a) waives any right it may have under California
Civil Code Section 2954.10 to prepay this Note in whole or in part, without premium, prior to the end of the third (3rd) Loan Year; and (b) agrees that if a prepayment of any or all of this Note is made prior to the end of the third
(3rd) Loan Year, Maker shall be obligated to pay, concurrently therewith, the prepayment amount, if any, that would be required hereunder. By initialing this provision in the space provided below, Maker hereby declares that Payee's agreement to make the subject loan at the interest rate and for the term set forth herein constitutes adequate consideration, given individual weight by the undersigned, for this waiver and agreement.

            /s/ AKM                                           /s/ CPW
-----------------------------                        ---------------------------
Initials of Allen K. Meredith                        Initials Charles P. Wingard

        Notwithstanding the provisions of this Note to the contrary, no prepayment of the Folsom Loan shall be permitted under this Section 2 (excepting only a prepayment in connection with the Payee's decision to apply insurance proceeds or condemnation awards to the Debt in accordance with the provisions of the Loan Documents and except as otherwise provided in the Folsom Deed of Trust) unless all of the other Crossed Loans (as defined in the Folsom Deed of Trust) then remaining subject to the Folsom Deed of Trust are concurrently repaid pursuant to and in accordance with the applicable provisions of the respective promissory note evidencing each such Crossed Loan.

        3. Acceleration/Default. Maker acknowledges that the Folsom Loan was made on the basis and assumption that Payee would receive the payments of principal and interest set forth herein for the full term of this loan. Therefore, whenever the Maturity Date of the Folsom Loan has been accelerated by reason of an Event of Default under the Loan Documents, which Event of Default occurs prior to the time period, if any, in which prepayment is allowed and prior to the date on which the full amount of the balance of principal and interest then remaining unpaid shall be due, including an acceleration by reason of sale, conveyance, further encumbrance or other Event of Default (which acceleration shall be at Payee's sole option), there shall be due, in addition to the outstanding principal balance, accrued interest and other sums due under the Loan Documents, a premium equal to the greater of:

        (a) The sum obtained by adding:

        (i) the positive amount, if any, equal to (aa) the sum of the present values of all scheduled payments due under this Note from the date of said payment to and including the Maturity Date of this Note, minus (bb) the then outstanding principal balance of this Note, and

        (ii)    5.00% of the then outstanding principal balance of this Note; or

        (b) An amount equal to 10.00% of the then outstanding principal balance of this Note.

        All present values shall be calculated as of the date of said payment, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent,



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of the United States Treasury Security having the closest maturity date to the
Maturity Date of this Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the date of said payment. In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

        If an Event of Default occurs on or after the date on which prepayment is permitted, then in lieu of the above premium, payment of a premium calculated in the manner set forth in Section 2 hereof shall be required.

        A tender of the amount necessary to satisfy the entire indebtedness, paid at any time following such Event of Default or acceleration, including at a foreclosure sale or during any subsequent redemption period, if any, shall be deemed a voluntary prepayment, and, at Payee's option, such payment shall include a premium as described above.

        Maker hereby expressly (a) waives any right it may have under California Civil Code Section 2954.10 to prepay this Note in whole or in part, without premium, upon acceleration of the Maturity Date of this Note; and (b) agrees that if a prepayment of any or all of this Note is made, following any acceleration of the Maturity Date of this Note by Payee on account of any transfer or disposition prohibited or restricted herein or by the Folsom Deed of Trust (as hereinafter defined) or for any other reason, Maker shall be obligated to pay, concurrently therewith, the prepayment amount, if any, that would be required hereunder. By initialing this provision in the space provided below, Maker hereby declares that Payee's agreement to make the subject loan at the interest rate and for the term set forth herein constitutes adequate consideration, given individual weight by the undersigned, for this waiver and agreement.

             /s/ AKM                                          /s/ CPW
-----------------------------                        ---------------------------
Initials of Allen K. Meredith                        Initials Charles P. Wingard

        4. Default Rate. Maker does hereby agree that upon the occurrence of an Event of Default and while any Event of Default exists, including, without limitation, the failure of Maker to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum, effective from the date of Maker's initial default with respect to such Event of Default without allowance for any applicable notice and/or grace period, at a rate (the "Default Rate") equal to seven percent (7%) above the Applicable Interest Rate, but in no event to exceed the highest rate permitted under the laws of the jurisdiction where the property secured by the Folsom Deed of Trust is situated. This charge shall be added to the Debt, and shall be deemed secured by the Folsom Deed of Trust. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy available to Payee by reason of the occurrence of any Event of Default.

        5. Late Charge. If any monthly principal and interest payment payable under this Note is not paid in full within five (5) days of the date on which it is due, Maker shall pay to



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Payee an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment and such amount shall be secured by the Loan Documents.

        6. Security for Loan. This Note is secured by the Folsom Deed of Trust and the other Loan Documents. The Folsom Deed of Trust and the other Loan Documents contain provisions providing for acceleration of the sums secured thereby in the event of certain transfers of or encumbrances upon the real estate or interests therein or interests in Maker, which provisions are incorporated herein by this reference.

        7. Compliance with Law. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note, and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use or forbearance of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein, in the Folsom Deed of Trust or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

        8. Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        9. Joint and Several Liability. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.



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        10. Construction. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

        11. Waivers. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest and non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Debt or extension of time for payment of this Note or any installment hereof and no alteration, amendment or waiver of any provision of this Note, the Folsom Deed of Trust or any other Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Folsom Deed of Trust or any other Loan Documents.

        12. Authority. Maker (and the other undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Folsom Deed of Trust and the other Loan Documents and that this Note, the Folsom Deed of Trust and the other Loan Documents constitute valid and binding obligations of Maker.

        13. Time. Time is of the essence of this Note.

        14. Replacement Note. In the event of the loss, theft or destruction of this Note, upon Maker's receipt of a reasonably satisfactory indemnification agreement executed in favor of Maker by Payee or in the event of the mutilation of this Note, upon the surrender of the mutilated Note by Payee to Maker, Maker shall execute and deliver to Payee a new deed of trust note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

        15. Notice. All notices required to be given pursuant hereto shall be given in the manner specified in the Folsom Deed of Trust directed to the parties at their respective addresses as provided therein.

        16. Costs and Expenses. Maker shall pay all reasonable expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Payee as a result of any Event of Default or in connection with efforts to collect any amount due under this Note or to enforce the provisions of any of the Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

        17. Forbearance. Any forbearance by Payee in exercising any right or remedy under this Note, the Folsom Deed of Trust or any other Loan Document or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Payee of any payment after the due date of such payment or in an



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amount which is less than the required payment shall not be a waiver of Payee's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Payee of any security for Maker's obligations under this Note shall not constitute an election by Payee of remedies so as to preclude the exercise of any other right or remedy available to Payee.

        18. Section Headings. The Section headings inserted in this Note have been included for convenience only and are not intended and shall not be construed to limit or define in any way the substance of any section contained herein.

        19. Limitation on Liability. Notwithstanding anything to the contrary contained herein, but subject to the obligations of Paragraph 45 of the Folsom Deed of Trust, any claim based on or in respect of any liability of Maker under this Note, the Folsom Deed of Trust or any other Loan Document shall be enforced only against the Collateral Properties (as such term is defined in the Folsom Deed of Trust) and any other collateral now or hereafter given to secure this Note and not against any other assets, properties or funds of Maker; provided, however, that the liability of Maker for loss, costs or damage arising out of the matters described in the subsections below (collectively, "Non-Recourse Carveout Obligations") shall not be limited solely to the Collateral Properties and other collateral now or hereafter given to secure this Note but shall include all of the assets, properties and funds of Maker: (i) fraud, material misrepresentation and waste, (ii) any rents, issues or profits collected more than one (1) month in advance of their due dates, (iii) any misapplication of rents, issues or profits, security deposits and any other payments from tenants or occupants (including, without limitation, lease termination fees), insurance proceeds, condemnation awards or other sums of a similar nature, (iv) liability under environmental covenants, conditions and indemnities contained in the Loan Documents and in any separate environmental indemnity agreements, (v) personalty or fixtures attached to or used in the operations of any of the Collateral Properties removed or allowed to be removed by or on behalf of Maker and not replaced by items of equal or greater value or functionality than the personalty or fixtures so removed, (vi) failure to pay taxes, assessments or ground rents prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the Collateral Properties and any sums expended by Payee in the performance of or compliance with the obligations of Maker under the Loan Documents, including, without limitation, sums expended to pay taxes or assessments or hazard insurance premiums or bills for utilities or other services or products for the benefit of the Collateral Properties, (vii) the sale, conveyance or transfer of title to the Collateral Properties or encumbrance of the Collateral Properties, except as specifically provided pursuant to the terms and conditions set forth in the Loan Documents, (viii) [Intentionally Deleted], and (ix) attorney's fees, court costs and other expenses incurred by Payee in connection with enforcement of Maker's personal liability as set forth herein. Nothing herein shall be deemed (w) to be a waiver of any right which Payee may have under any bankruptcy law of the United States or the State of California including, but not limited to, Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Folsom Deed of Trust or to require that all collateral securing the indebtedness secured hereby shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Folsom Deed of Trust and the other Loan Documents; (x) to impair the validity of the indebtedness secured by the Folsom Deed of Trust; (y) to impair the right of Payee as mortgagee



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or secured party to commence an action to foreclose any lien or security interest; or (z) to modify, diminish or discharge the liability of any guarantor under any guaranty or of any indemnitor under any indemnity agreement.

        20. WAIVER OF JURY TRIAL. PAYEE AND MAKER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE FOLSOM DEED OF TRUST, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ANY ACTION OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THIS NOTE, THE LOAN EVIDENCED HEREBY, THE OTHER LOAN DOCUMENTS OR THE PROPERTY ENCUMBERED BY THE LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS NOTE AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS NOTE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE DELIVERY AND ACCEPTANCE OF THIS NOTE AND SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

        21. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of California, without regard to applicable conflict of laws rules, and the applicable laws of the United States of America.

        22. Certain Definitions. Capitalized terms not otherwise defined in this Note shall have the meanings assigned to them in the Folsom Deed of Trust. As used in this Note, the following terms shall have the meanings:

        (a) Folsom Deed of Trust shall mean that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by Maker to Commonwealth Land Title Land Title Insurance Company as trustee for the use and benefit of Payee covering certain premises located at 101 Blue Ravine Road, Folsom, CA 95630, as more particularly described therein.

        23. Counterparts. To facilitate execution, this Note may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Note to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.



                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]



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                                                                    EXHIBIT 10.2
                                                                LOAN NO. 6517804



                        [SIGNATURE APPEARS ON NEXT PAGE]



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        IN WITNESS WHEREOF, Maker has duly executed and delivered this Note under seal the day and year first above written.

                                        WCRI, LLC

                                        By: WEST COAST REALTY INVESTORS, INC.,
                                            a Delaware corporation, its Manager

                                            By  /s/ Allen K. Meredith
                                               ---------------------------------
                                               Allen K. Meredith
                                               President

                                            By /s/ Charles P. Wingard
                                               ---------------------------------
                                               Charles P. Wingard
                                               Secretary/Treasurer



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